UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 21, 2005



                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       1-9318                  13-2670991
(State or other jurisdiction    (Commission File Number)        (IRS Employer
 of incorporation)                                           Identification No.)


One Franklin Parkway, San Mateo, California                             94403
 (Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (650) 312-3000

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

FRANKLIN RESOURCES, INC. DEFERRED COMPENSATION ARRANGEMENT FOR DIRECTOR'S FEES WITH SAMUEL ARMACOST

On January 21, 2005, Franklin Resources, Inc. (the "Company" or "Franklin") entered into a Franklin Resources, Inc. Deferred Compensation Arrangement for Director's Fees (the "Arrangement") with Samuel H. Armacost, one of the Company's non-employee directors, pursuant to which Mr. Armacost has elected to defer delivery of all annual and other stock grants that otherwise would have been made to him as compensation for service as a director of the Company until a future date.

Under the terms of the Arrangement, Mr. Armacost may make elections from time to time to defer payment of some or all of his director's fees or annual or other stock grants. Except with the initial election, which Mr. Armacost had to make within 30 days of becoming eligible to participate under the Arrangement, any future elections by Mr. Armacost must be made prior to the calendar year in which Mr. Armacost earns the compensation, although Mr. Armacost may elect, at any time, to change his distribution date(s), provided that certain conditions, as set out in the Arrangement, with regard to the election and the payment of distributions are met. The Company will allocate performance units for the benefit of Mr. Armacost equivalent to all such deferred amounts. The performance units constitute notional shares of common stock of the Company and are credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on shares of common stock of the Company. Any such notional dividends are reallocated to acquire additional performance units for the benefit of Mr. Armacost equivalent to such dividend amounts. Under the Arrangement, the value of such performance units, as adjusted for losses or gains and notional dividends through the date of distribution, shall be paid out in cash to Mr. Armacost on date(s) determined by him, subject to certain exceptions as set out in the Arrangement. Mr. Armacost may terminate his participation in the Arrangement at any time prior to December 31, 2005 with regard to any deferrals made prior to that time as well as any future deferrals and, upon such termination, distribution of all of Mr. Armacost's then deferred amounts shall be made in cash and shall occur as soon as practicable. The Company may amend or suspend the Arrangement at any time and for any reason, provided that no amendment of the Arrangement may adversely affect Mr. Armacost's rights under the Arrangement without his prior written consent. This brief description of the Arrangement is not intended to be complete and is qualified in its entirety by reference to the full text of the Arrangement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

FRANKLIN RESOURCES, INC. 2002 UNIVERSAL STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

On January 25, 2005, the stockholders of the Company at the 2005 Annual Meeting of Stockholders of the Company approved the amendment and restatement of the Company's 2002 Universal Stock Incentive Plan (as amended and restated, the "2002 Stock Plan"). The primary purposes of the amendment and restatement were to (a) add additional performance measures applicable to the grant of awards under the Company's 2002 Universal Stock Incentive Plan (the "Original Plan") intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and (b) expand the ability of the administrator of the Original Plan to adjust awards issued under the plan in connection with various changes in the capitalization of the Company.

The brief description of the 2002 Stock Plan set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the 2002 Stock Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

PURPOSE
-------

The 2002 Stock Plan is intended to: (i) attract and retain persons eligible to participate in the plan; (ii) motivate employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align employees' interests with those of Franklin's other stockholders through compensation that is based on Franklin's common stock.

ADMINISTRATION OF THE 2002 STOCK PLAN
-------------------------------------

The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), as the administrator of the 2002 Stock Plan, determines and approves the grant of incentive stock options, non-qualified stock options, stock appreciation rights, stock units, restricted stock, restricted stock units and performance shares to employees. The Compensation Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price for incentive stock options may not be less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of Franklin or any parent or subsidiary of Franklin). In the case of all other awards granted under the 2002 Stock Plan, the exercise or purchase price shall be determined by the Compensation Committee.

SHARES AUTHORIZED
-----------------

The 2002 Stock Plan authorizes 30,000,000 shares of common stock for issuance under the 2002 Stock Plan.

ELIGIBILITY
-----------

Under the terms of the 2002 Stock Plan, any key executive or other employee of Franklin or any of its subsidiaries is eligible to participate.

TERM OF AWARDS
--------------

The term of any incentive stock option may not be for more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of Franklin or any parent or subsidiary of the Company). The term of all other awards shall be determined by the Compensation Committee.

TRANSFERABILITY
---------------

An employee's rights under the 2002 Stock Plan may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution.

PERFORMANCE BASED COMPENSATION
------------------------------

The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 400,000 shares. The foregoing limitation shall be adjusted proportionately by the Compensation Committee in connection with any change in Franklin's capitalization due to a stock split, stock dividend or similar event affecting the common stock of Franklin. Under Code Section 162(m) no deduction is allowed in any taxable year of Franklin for compensation in excess of $1 million paid to Franklin's chief executive officer and the four other most highly compensated officers of Franklin. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of Franklin's common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates.

For awards of stock units, restricted stock, restricted stock units and performance shares that are intended to be performance-based compensation under
Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares (regardless of when such shares are deliverable to the participant). In order for such awards to qualify as performance-based compensation, the Compensation Committee must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. Under the 2002 Stock Plan, the Compensation Committee may use the following performance criteria when granting performance-based awards: earnings per share; pre-tax operating income; the value of Franklin stock (i.e., stock price); annual revenue; budget comparisons; controllable profits; expense management; improvements in capital structure; operating income; net income; net sales; profit margins; profitability of an identifiable business unit or product; return on investments; return on sales; return on stockholders' equity; total return to stockholders; and performance of Franklin relative to a peer group of companies on any of the foregoing measures. The performance criteria may be applicable to Franklin and/or any of its individual business units and may differ from participant to participant.

CHANGES IN CAPITALIZATION
-------------------------

The 2002 Stock Plan provides that subject to any required action by the stockholders of Franklin, (a) the number and/or class of securities covered by each outstanding award, (b) the price per share covered by each such outstanding award, (c) the number and/or class of securities which have been authorized for issuance under the 2002 Stock Plan but as to which no awards have yet been granted or which have been returned to the 2002 Stock Plan upon cancellation or expiration of an award, and (d) the maximum number of options, stock appreciation rights, stock unit awards, restricted stock awards, restricted stock unit awards and performance share awards which may be granted to any participant in any one-calendar-year period shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Franklin. Such adjustment will be made by the Compensation Committee. The Compensation Committee may also make, in its discretion, adjustments described in (a) - (d) above in the event of any distribution of cash or other assets to stockholders other than an ordinary cash dividend.

In determining adjustments to be made, the Compensation Committee may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax, accounting or other consequences of an adjustment and (iii) the possibility that some participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding awards will be effected in a manner that precludes the enlargement of rights and benefits under such awards. Any adjustments, determinations or interpretations made by the Compensation Committee shall be final, binding and conclusive.

AMENDMENT AND TERMINATION
-------------------------

The Board of Directors of Franklin may at any time terminate or amend the 2002 Stock Plan. However, no such termination may affect awards previously granted, nor may an amendment make any change in any award previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with securities and tax laws, Franklin will obtain stockholder approval of such termination or such amendments.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

             (c)    Exhibits.

             EXHIBIT NO.          DESCRIPTION
             -----------          -----------

             10.1 Franklin Resources, Inc. Deferred Compensation Arrangement for Director's Fees, dated as of of January 21, 2005, by and between Franklin Resources, Inc. and Samuel H. Armacost.


             10.2 Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (as amended and restated December 16, 2004).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRANKLIN RESOURCES, INC.


Date: January 27, 2005              /s/ Barbara J. Green
                                    --------------------
                                    Barbara J. Green
                                    Vice President, Deputy General Counsel
                                    and Secretary

                                  EXHIBIT INDEX

     EXHIBIT NO.        DESCRIPTION
     -----------        -----------

     10.1 Franklin Resources, Inc. Deferred Compensation Arrangement for Director's Fees, dated as of January 21, 2005, by and between Franklin Resources, Inc. and Samuel
                        H. Armacost.


     10.2 Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (as amended and restated December 16, 2004).